EXHIBIT 99.2

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements

On June 25, 2020, SLG Chemicals, Inc., a Colorado corporation (“SLG Chemicals”) and a wholly owned subsidiary of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company” or “we” or “us”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CR Brands, Inc., a Delaware corporation (“CR Brands”), and Sweep Acquisition Company, a Delaware corporation (“Sweep” and together with CR Brands, “Sellers”), pursuant to which SLG Chemicals agreed to purchase from Sellers substantially all of the assets, properties, rights and interests of Sellers primarily used in the business of designing, formulating, marketing and selling laundry care products to retail and wholesale customers under the Biz® and Dryel® brand names (the “Business”). The transactions contemplated by the Purchase Agreement were consummated on July 1, 2020 (the “Acquisition”).  The total consideration SLG Chemicals paid for the Business was $9.25 million, plus an amount equal to the value of the Business-related inventory (including raw materials, work-in-progress inventory, finished goods and bill of material expense items) as of the closing, up to a maximum of $1.7 million, plus an earnout that will be paid following the second anniversary of the closing, the amount of which is based on average contribution margin of a certain new customer. The value of Business-related inventory acquired on July 1, 2020 was $1.3 million.

The Company financed the Acquisition at closing with $5.0 million of cash on hand and $6.0 million from a term loan and secured credit facility.

The following unaudited condensed combined pro forma financial information is presented to illustrate the estimated effects of the acquisition and the financing transactions.

The unaudited condensed combined pro forma balance sheet as of June 30, 2020 combines the historical balance sheets of the Company and CR Brands as of June 30, 2020 and gives effect to the acquisition as if it occurred on June 30, 2020. The unaudited condensed combined pro forma statements of income for the year ended December 31, 2019 combines the Company’s audited consolidated statements of operations with CR Brands’ audited statements of operations for the year ended December 31, 2019. The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2020 combines the Company’s condensed unaudited consolidated statements of operations with CR Brands’ unaudited statements of operations for the six months ended June 30, 2020. The unaudited pro forma statements of income for the fiscal year ended 2019 give effect to the acquisition as if it occurred on January 1, 2019.

The unaudited condensed combined pro forma financial information is presented for illustrative purposes only and should not be considered indicative of the actual financial position or results that would have been achieved had the Acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period. In applying the acquisition method of accounting for the transaction, the tangible and intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction is consummated based on preliminary appraisal estimates and certain assumptions that management believes are reasonable. The actual allocation is subject to finalization of the appraisal and the determination of any adjustment to inventory, and the actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The estimated adjustments are described in the accompanying footnotes.

The unaudited condensed combined pro forma financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2020.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2020

(in thousands, except par value amounts)

	Scott's Liquid	CR Brands Acquisition	Pro Forma		Pro Forma
	Gold-Inc.	Brands	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$5,877	$145	$(5,145)	(a) (b)	$877
Restricted cash	-	3,000	(3,000)	(b)	-
Accounts receivable, net	2,539	2,091	(2,091)	(b)	2,539
Inventories, net	4,936	1,939	(660)	(c)	6,215
Income taxes receivable	383	-	-		383
Property and equipment held for sale	-	-	-		-
Prepaid expenses	429	-	100	(d)	529
Other current assets	-	414	(414)	(b)	-
Total current assets	14,164	7,589	(11,210)		10,543

Property and equipment, net	133	95	(95)	(b)	133
Deferred tax asset	491	-	-		491
Goodwill	3,230	1,463	587	(e)	5,280
Intangible assets, net	8,271	3,907	3,328	(e)	15,506
Operating lease right-of-use assets	3,112	-	-		3,112
Other assets	180	271	(335)	(b) (f)	116
Total assets	$29,581	$13,325	$(7,725)		$35,181

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,636	$2,196	$(2,196)	(b)	$1,636
Accrued expenses	745	3,793	(3,793)	(b)	745
Operating lease liabilities, current portion	116	-	-		116
Debt	-	13,823	(8,258)	(a) (b) (f)	5,565
Related party debt	-	4,000	(4,000)	(b)	-
Total current liabilities	2,497	23,812	(18,247)		8,062

Operating lease liabilities, net of current	3,127	-	-		3,127
Other liabilities	70	-	35	(g)	105
Total liabilities	5,694	23,812	(18,212)		11,294

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	19	(19)	(h)	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,462 shares	1,246	5	(5)	(h)	1,246
Capital in excess of par	7,321	24,100	(24,100)	(h)	7,321
Retained earnings	15,320	(34,611)	34,611	(h)	15,320
Total shareholders’ equity	23,887	(10,487)	10,487		23,887
Total liabilities and shareholders’ equity	$29,581	$13,325	$(7,725)		$35,181

See accompanying notes to pro forma financial information.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except per share data)

	Scott's Liquid	CR Brands Acquisition	Pro Forma		Pro Forma
	Gold-Inc.	Brands	Adjustments		Combined
Net sales	$28,450	$11,233	$(180)	(i)	$39,503
Cost of sales	17,644	6,515	(99)	(i)	24,060
Gross Profit	10,806	4,718	(81)		15,443

Operating expenses:
Advertising	792	462	(174)	(i) (j)	1,080
Selling	5,903	2,817	(990)	(i) (j)	7,730
General and administrative	5,120	4,270	(3,523)	(i) (j) (k)	5,867
Impairment of property and equipment	342	-	-		342
Total operating expenses	12,157	7,549	(4,687)		15,019
(Loss) Income from operations	(1,351)	(2,831)	4,606		424

Interest income	93	-	-		93
Interest expense	(22)	(2,242)	2,618	(l)	354
Gain on sale of equipment	110	-	-		110
Other expense	-	(4)	4	(i)	-
(Loss) Income before income taxes	(1,170)	(5,077)	7,228		981
Income tax benefit (expense)	513	(23)	(725)	(m)	(235)
Net (loss) income from continuing operations	$(657)	$(5,100)	$6,502		$745

Discontinued operations:
Income from operations of discontinued brands	-	-	-		-
Net gain on disposal of discontinued operations	-	5	(5)	(i)	-
Net (loss) income	$(657)	$(5,095)	$6,497		$745

Net (loss) income from continuing operations per common share
Basic	$(0.05)	$(2.39)			$0.06
Diluted	$(0.05)	$(2.39)			$0.06
Net (loss) income per common share
Basic	$(0.05)	$(2.39)			$0.06
Diluted	$(0.05)	$(2.39)			$0.06
Weighted average shares outstanding
Basic	12,442	2,134			12,442
Diluted	12,442	2,134			12,558

See accompanying notes to pro forma financial information.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2020

(in thousands, except per share data)

	Scott's Liquid	CR Brands Acquisition	Pro Forma		Pro Forma
	Gold-Inc.	Brands	Adjustments		Combined
Net sales	$13,937	$8,719	$(3,382)	(i)	$19,274
Cost of sales	7,605	4,853	(1,799)	(i)	10,659
Gross Profit	6,332	3,866	(1,583)		8,615

Operating expenses:
Advertising	362	313	(174)	(i) (j)	501
Selling	3,203	1,610	(916)	(i) (j)	3,897
General and administrative	2,907	2,344	(1,239)	(i) (j) (k)	4,012
Total operating expenses	6,472	4,267	(2,329)		8,410
Income (loss) from operations	(140)	(401)	746		205

Interest income	3	-	-		3
Interest expense	(78)	(1,053)	1,218	(l)	87
Other expense	-	(14)	14	(i)	-
Income from distribution agreement termination	350	-	-		350
Income (loss) before income taxes	135	(1,468)	1,978		295
Income tax benefit (expense)	64	(10)	(125)	(m)	(71)
Net income (loss)	$199	$(1,478)	$1,853		$224

Net income (loss) per common share
Basic	$0.02	$(0.62)			$0.02
Diluted	$0.02	$(0.62)			$0.02
Weighted average shares outstanding
Basic	12,462	2,400			12,462
Diluted	12,571	2,400			12,571

See accompanying notes to pro forma financial information.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The Acquisition has been accounted for using the acquisition method of accounting for the transaction, where tangible and intangible assets acquired and the liabilities assumed will be recognized at their respective fair values at the time the transaction is consummated based upon preliminary appraisal estimates and certain assumptions that management believes are reasonable. The excess of the estimated purchase cost over the net assets acquired is recognized as goodwill.

The following table summarizes the preliminary amounts recognized for assets acquired and liabilities assumed as of the acquisition date. The allocation of the purchase price is still preliminary as the Company is in the process of finalizing valuations currently in process. Any post-closing true-up adjustments will have a corresponding purchase price adjustment.

Fair value of consideration transferred:
Actual and expected cash payments	$ 10,529
Contingent consideration	35

Preliminary purchase price allocation	$ 10,564

Inventories, net	1,279
Intangible assets	7,235
Goodwill	2,050
Total purchase price	$ 10,564

Note 2. Description of Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)	To reflect cash and debt in connection with purchase consideration paid.
(b)	To eliminate assets not acquired and liabilities not assumed.
(c)	To reflect the value of inventory acquired on the acquisition date.
(d)	To reflect the total value prepaid for representations and warranties insurance required under the transaction, which was included in the total fair value of consideration transferred.
(e)	To reflect fair value of intangible assets acquired and residual goodwill.
(f)	To reclassify loan costs, from other assets to debt, deferred prior to obtaining debt financing through UMB.
(g)	To reflect contingent consideration.
(h)	To eliminate CR Brands' shareholders' equity.
(i)	To eliminate activity recognized by CR Brands that did not relate to the Biz and Dryel brands we acquired.
(j)

To eliminate corporate expenses, such as salaries, rent, and other back-office activities, that we would not have incurred if the brands were acquired as of the beginning of the earliest period presented.

(k)	To record additional amortization from acquired intangible assets.
(l)	To record incremental interest expense associated with debt incurred in conjunction with the Acquisition.
(m)	To reflect income tax impact of acquired business results and pro forma adjustments.